UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]         No fee required.

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[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        2)Form, Schedule or Registration Statement No.:

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         4)    Date Filed:

[Email communication from Computershare Fund Services]

Good day,

Unfortunately, because not enough votes were received to satisfy the vote requirement, your Legg Mason Fund’s shareholder meeting was adjourned to August 31st.

It’s imperative that all shareholders vote their shares regarding this very important matter, and the deadline is less than a week away.

The Board is recommending a vote in favor of the proposals, however casting an ABSTAIN vote, a vote neither FOR nor AGAINST the proposals, would count your shares and help prevent another adjournment.

Your vote is very important, so please call toll-free, 1-888-916-1719 and provide reference number <<GS Number>> to submit your vote. We are available from 9:00am until 11:00pm Eastern Time weekdays and from Noon to 6:00pm Eastern Time on Saturday.

Thank you for your time and attention to this matter. We look forward to your call.